EXHIBIT 5.1
June 16, 2009
Energy Transfer Partners, L.P.
3738 Oak Lawn Avenue
Dallas, Texas 75219
     Re:   Registration Statement on Form S-3 (the “Registration Statement”)
Ladies and Gentlemen:
     We have acted as counsel for Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of common units representing limited partner interests in the Partnership (the “Units”) and of senior unsecured debt securities, which may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”).
     We have also acted as counsel for the Partnership, with respect to certain legal matters in connection with the Registration Statement relating to the offer and sale by the selling unitholders named therein from time to time, pursuant to Rule 415 under the Securities Act, of up to an aggregate of 12,000,000 common units representing limited partnership interests in the Partnership (the “Selling Unitholder Units”), to be sold by a selling unitholder, as described in the Registration Statement. The Units, Debt Securities and the Selling Unitholder Units are collectively referred to herein as the “Securities.”
     We have also participated in the preparation of the Prospectuses (the “Prospectuses”) contained in the Registration Statement. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement.
     We have examined the Registration Statement, the relating prospectuses, the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the

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“Partnership Agreement”), the Certificate of Limited Partnership of the Partnership (the “Certificate”) filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership, the form of Senior Indenture filed as an exhibit to the Registration Statement (the “Indenture”), resolutions of Energy Transfer Partners, L.L.C., a Delaware limited liability company and the general partner of Energy Transfer Partners GP, L.P., a Delaware partnership and the general partner of the Partnership and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the general partner of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.
     In connection with this opinion, we have assumed that:
(1)	All information contained in all documents reviewed by us is true and correct;

(2)	All signatures on all documents examined by us are genuine;

(3)	All documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

(4)	The Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(5)	A Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(6)	All Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

(7)	The Indenture relating to the Debt Securities will be duly authorized, executed and delivered by the parties thereto;

(8)	Each person signing the Indentures will have the legal capacity and authority to do so;

(9)	A definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly

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executed and delivered by the Partnership and the other parties thereto; and

(10)	Any Securities issuable upon conversion, exchange or exercise of any Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.
     Based on the foregoing, and subject to the assumptions, qualifications, limitations and expectations set forth herein, we are of the opinion that:
          (1) With respect to the Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Units, the terms of the offering thereof and related matters and (ii) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Units will be validly issued, fully paid and non-assessable.
     (2) With respect to the Debt Securities, when (i) the Indenture relating to the Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership has taken all necessary action to approve the issuance and terms of such Debt Securities; (iii) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Partnership and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Partnership and (iv) such Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, then such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).
     (3) With respect to the Selling Unitholder Units, the Selling Unitholder Units have been duly authorized and will, when sold as described in the Registration Statement, be validly issued, fully paid and nonassessable.

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     We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.
     The foregoing opinions are limited to the laws of the State of New York, the Revised Uniform Limited Partnership Act of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
     We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Very truly yours,
/s/ Vinson & Elkins L.L.P.